C.H. Robinson 14701 Charlson Rd. Eden Prairie, MN 55347 www.chrobinson.com
FOR INQUIRIES, CONTACT: Robert Houghton, VP of Investor Relations and Treasury Email: robert.houghton@chrobinson.com

FOR IMMEDIATE RELEASE

C.H. Robinson Reports 2018 First Quarter Results
MINNEAPOLIS, MN, May 1, 2018 - C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (NASDAQ: CHRW) today reported financial results for the quarter ended March 31, 2018.

•	Total revenues increased 14.9 percent to $3.9 billion

•	Net revenues increased 10.1 percent to $625.9 million

•	Aggregate transportation volume increase of 1.5 percent

•	Income from operations increased 1.9 percent to $191.6 million

•	Diluted earnings per share (EPS) increased 17.4 percent to $1.01

•	Operating cash flow increased 116.4 percent to $200.6 million

“In a rapidly changing freight environment, we were able to deliver double-digit net revenue growth, expand our digital capabilities, make significant investments in our Global Forwarding business and deliver increased operating income,” said John Wiehoff, Chairman and Chief Executive Officer of C.H. Robinson. “We delivered a significant improvement in operating cash flow and returned nearly $135 million to shareholders, a 23 percent increase versus the first quarter of last year.”

First Quarter Results Summary

•	Total revenues increased 14.9 percent to $3.9 billion, driven by growth across all transportation service lines.

•	Net revenues increased 10.1 percent to $625.9 million, driven primarily by growth in truckload, less than truckload ("LTL"), air, ocean and customs services.

•
Operating expenses increased 14.1 percent to $434.3 million. Personnel expenses increased 13.0 percent to $328.3 million, driven primarily by a 5.7 percent increase in average headcount and higher variable compensation expense. Selling, general and administrative ("SG&A") expenses increased

17.7 percent to $106.0 million, due primarily to a favorable $8.75 million legal settlement in the prior year and increased bad debt, occupancy and equipment maintenance and depreciation expense in the current year.

•	Income from operations totaled $191.6 million, up 1.9 percent from last year. Operating margin of 30.6 percent declined 250 basis points.

•	Interest and other expenses increased by $1.4 million, driven primarily by increased debt levels and higher variable interest rates on short-term debt.

•	The effective tax rate in the quarter was 21.3 percent compared to 31.7 percent last year, driven primarily by a $17.1 million benefit from the Tax Cuts and Jobs Act of 2017.

•	Net income totaled $142.3 million, up 16.6 percent from a year ago. Diluted EPS of $1.01 increased 17.4 percent.

North American Surface Transportation ("NAST") Results
Summarized financial results of our NAST segment are as follows (dollars in thousands):

	Three Months Ended March 31,
	2018	2017	% change
Total revenues (1)	$2,663,011	$2,259,252	17.9%
Net revenues	414,769	372,440	11.4%
Income from operations	174,078	155,877	11.7%

(1) Excludes intersegment revenues.

First quarter total revenues for C.H. Robinson's NAST segment totaled $2.7 billion, an increase of 17.9 percent over the prior year, driven by increased pricing. Total NAST net revenues increased 11.4 percent in the quarter to $414.8 million. Net revenues in truckload increased 10.1 percent driven by higher pricing. LTL net revenues increased 14.8 percent due to higher pricing and volumes. Intermodal net revenues decreased 13.8 percent driven by increased accessorial and dray costs. Excluding the impact of the change in fuel prices, our average North America truckload rate per mile charged to customers increased approximately 21 percent in the quarter, while our truckload transportation costs increased approximately 21.5 percent. NAST volume increased approximately 1 percent in the quarter, as a 7 percent decline in truckload volume was more than offset by LTL and intermodal volume growth of 8 percent and 3 percent, respectively. Operating expenses increased 11.1 percent in the quarter due to increased variable compensation and the favorable $8.75 million legal settlement in the year-ago period. Income from operations increased 11.7 percent in the quarter, and operating margin expanded 10 basis points to 42.0 percent. NAST average headcount was approximately flat in the quarter.

Global Forwarding Results
Summarized financial results of our Global Forwarding segment are as follows (dollars in thousands):

	Three Months Ended March 31,
	2018	2017	% change
Total revenues (1)	$553,754	$468,788	18.1%
Net revenues	123,037	106,546	15.5%
Income from operations	8,221	16,206	(49.3)%

(1) Excludes intersegment revenues.

First quarter total revenues for the Global Forwarding segment increased 18.1 percent to $553.8 million, driven by double-digit volume growth across all service lines. Net revenues increased 15.5 percent in the quarter to $123.0 million. Ocean net revenues increased 8.3 percent. Net revenues in air increased 27.7 percent. Customs net revenues increased 28.5 percent. The acquisition of Milgram & Company added approximately 5 percentage points to the net revenue growth in the quarter. Income from operations declined 49.3 percent to $8.2 million due to a 21.4 percent increase in average headcount, including investments to build scale in air freight, and technology investments across all service lines. Milgram added approximately 7.5 percentage points to the Global Forwarding average headcount. Operating margin declined 850 basis points to 6.7 percent in the quarter.

Robinson Fresh Results
Summarized financial results of our Robinson Fresh segment are as follows (dollars in thousands):

	Three Months Ended March 31,
	2018	2017	% change
Total revenues (1)	$550,469	$550,445	0.0%
Net revenues	53,870	56,837	(5.2)%
Income from operations	9,307	14,652	(36.5)%

(1) Excludes intersegment revenues.

First quarter total revenues for the Robinson Fresh segment were approximately flat compared to the prior year at $550.5 million. Segment net revenues declined 5.2 percent to $53.9 million in the quarter. Sourcing net revenues decreased 1.7 percent, driven by a strategic customer exiting the fresh produce business.

Transportation net revenues decreased 9.3 percent, primarily driven by truckload volume declines. Robinson Fresh income from operations declined 36.5 percent due to increased variable compensation and a write-off of a supplier advance, partially offset by a 5.6 percent reduction in average headcount. Operating margin declined 850 basis points to 17.3 percent in the quarter.

All Other and Corporate Results

Net revenues for Managed Services and Other Surface Transportation are summarized as follows:

	Three Months Ended March 31,
Net revenues	2018	2017	% change
Managed Services	$18,317	$17,193	6.5%
Other Surface Transportation	15,932	15,550	2.5%

First quarter Managed Services net revenues increased 6.5 percent to $18.3 million, driven by new business. Other Surface Transportation net revenues increased 2.5 percent to $15.9 million, primarily due to volume growth in Europe.

Other Income Statement Items
The first quarter effective tax rate was 21.3 percent, down from 31.7 percent last year. The lower tax rate was primarily driven by the impact of the Tax Cuts and Jobs Act passed in December 2017. We continue to expect our full year effective tax rate to be 24 to 25 percent in 2018.
Due to the adoption of ASU 2014-09 (“Revenue from Contracts with Customers”), in-transit shipments are now included in our financial results as of January 1, 2018. We do not expect this new policy to have a material impact on our operating results.
Interest and other expenses increased approximately $1.4 million in the quarter, driven primarily by increased debt levels and higher variable interest rates on short-term debt. Changes in revaluation of foreign currency did not have a material impact on our first quarter results.
Diluted weighted average shares outstanding in the quarter were approximately flat, as share repurchases were offset by activity in our equity compensation plans.

Cash Flow Generation and Capital Distribution
Cash from operations totaled $200.6 million, up 116.4 percent from the prior year, primarily due to improved collections and increased earnings from the year-ago period.
In the first quarter, $134.7 million was returned to shareholders, with $65.4 million in cash dividends and $69.3 million in share repurchases. This represents an increase of 22.9 percent over the prior year.
Capital expenditures totaled $15.5 million in the quarter. We continue to expect 2018 capital expenditures to be $60 to $70 million, with the majority dedicated to technology.

Outlook
“We expect demand to remain high as the benefits of U.S. tax reform strengthen a growing economy,” said John Wiehoff. “Given the driver shortage and electronic logging device mandate, we also expect industry capacity to remain tight. With these dynamics in place, we believe the current freight market fundamentals will continue throughout 2018.”
John continued, “We believe our large carrier network and proven ability to source capacity for our customers is as important as ever in this volatile market. We will leverage our digital transformation to expand the supply chain expertise we provide to our customers and carriers and drive operating efficiencies in our business to increase returns to our employees and shareholders. I am confident that we have the right people, processes and technology to continue to win in the marketplace.”

About C.H. Robinson
At C.H. Robinson, we believe in accelerating global trade to seamlessly deliver the products and goods that drive the world’s economy. Using the strengths of our knowledgeable people, proven processes, and global technology, we help our customers work smarter, not harder. As one of the world’s largest third-party logistics providers (3PL), we provide a broad portfolio of logistics services, fresh produce sourcing and managed services for more than 120,000 customers and 73,000 active contract carriers through our integrated network of offices and more than 15,000 employees. In addition, the company, our Foundation and our employees contribute millions of dollars annually to a variety of organizations. Headquartered in Eden Prairie, Minnesota, C.H. Robinson (CHRW) has been publicly traded since 1997. For more information, visit www.chrobinson.com.

Except for the historical information contained herein, the matters set forth in this release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; competition and growth rates within the third party logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight, and changes in relationships with existing truck, rail, ocean, and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to successfully integrate the operations of acquired companies with our historic operations; risks associated with litigation and insurance coverage; risks associated with operations outside of the U.S.; risks associated with the potential impacts of changes in government regulations; risks associated with the produce industry, including food safety and contamination issues; fuel prices and availability; risks of unexpected or unanticipated events or opportunities that might require additional capital expenditures; the impact of war on the economy; and other risks and uncertainties detailed in our Annual and Quarterly Reports.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during our financial results conference call will be current at the time of the call, and we undertake no obligation to update the replay.

Conference Call Information:
C.H. Robinson Worldwide First Quarter 2018 Earnings Conference Call
Wednesday, May 2, 2018; 8:30 a.m. Eastern Time
Presentation slides and a simultaneous live audio webcast of the conference call may be accessed through the Investor Relations link on C.H. Robinson’s website at www.chrobinson.com.
To participate in the conference call by telephone, please call ten minutes early by dialing: 877-269-7756
International callers dial +1-201-689-7817
Callers should reference the conference ID, which is 13677149

We invite call participants to submit questions in advance of the conference call, and we will respond to as many of the questions as we can in the time allowed. To submit your question(s) in advance of the call, please email adrienne.brausen@chrobinson.com.

Summarized Financial Results
($ in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017	% change
Total revenues	$3,925,327	$3,415,125	14.9%
Net revenues:
Transportation
Truckload	$330,291	$304,122	8.6%
LTL	112,144	97,623	14.9%
Intermodal	6,332	7,492	(15.5)%
Ocean	68,844	62,875	9.5%
Air	28,883	21,817	32.4%
Customs	20,655	16,078	28.5%
Other logistics services	28,889	28,151	2.6%
Total transportation	596,038	538,158	10.8%
Sourcing	29,887	30,408	(1.7)%
Total net revenues	625,925	568,566	10.1%

Operating expenses	434,340	380,608	14.1%
Income from operations	191,585	187,958	1.9%
Net income	$142,297	$122,080	16.6%
Diluted EPS	$1.01	$0.86	17.4%

This table of summary results presents our service line net revenues consistent with our historical presentation and is on an enterprise basis. The service line net revenues in the table differ from the service line net revenues discussed within the segments as our segments have revenues from multiple service lines.

Condensed Consolidated Statements of Income
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,

	2018	2017

Revenues:
Transportation	$3,637,640	$3,102,043
Sourcing	287,687	313,082
Total revenues	3,925,327	3,415,125
Costs and expenses:
Purchased transportation and related services	3,041,602	2,563,885
Purchased products sourced for resale	257,800	282,674
Personnel expenses	328,297	290,504
Other selling, general, and administrative expenses	106,043	90,104
Total costs and expenses	3,733,742	3,227,167
Income from operations	191,585	187,958
Interest and other expense	(10,700)	(9,302)
Income before provision for income taxes	180,885	178,656
Provisions for income taxes	38,588	56,576
Net income	$142,297	$122,080

Net income per share (basic)	$1.02	$0.86
Net income per share (diluted)	$1.01	$0.86

Weighted average shares outstanding (basic)	140,032	141,484
Weighted average shares outstanding (diluted)	141,270	141,858

Business Segment Information
(unaudited, dollars in thousands)

	NAST	Global Forwarding	Robinson Fresh	All Other and Corporate	Eliminations	Consolidated
Three Months Ended March 31, 2018
Revenues	$2,663,011	$553,754	$550,469	$158,093	$—	$3,925,327
Intersegment revenues (1)	123,545	9,364	48,346	6,299	(187,554)	—
Total revenues	$2,786,556	$563,118	$598,815	$164,392	$(187,554)	$3,925,327
Net revenues	$414,769	$123,037	$53,870	$34,249	$—	$625,925
Operating income	$174,078	$8,221	$9,307	$(21)	$—	$191,585
Depreciation and amortization	$6,133	$8,909	$1,173	$8,026	$—	$24,241
Total Assets	$2,383,229	$805,184	$412,415	$706,948	$—	$4,307,776
Average headcount	6,855	4,767	907	2,559	—	15,088

	NAST	Global Forwarding	Robinson Fresh	All Other and Corporate	Eliminations	Consolidated
Three Months Ended March 31, 2017
Revenues	$2,259,252	$468,788	$550,445	$136,640	$—	$3,415,125
Intersegment revenues (1)	101,154	8,143	33,340	6,878	(149,515)	—
Total revenues	$2,360,406	$476,931	$583,785	$143,518	$(149,515)	$3,415,125
Net revenues	$372,440	$106,546	$56,837	$32,743	$—	$568,566
Operating income	$155,877	$16,206	$14,652	$1,223	$—	$187,958
Depreciation and amortization	$5,590	$8,020	$1,146	$7,675	$—	$22,431
Total Assets	$2,126,900	$699,139	$409,972	$539,733	$—	$3,775,744
Average headcount	6,844	3,926	961	2,548	—	14,279

(1) Intersegment revenues represent the sales between our segments and are eliminated to reconcile to our consolidated results.

Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$349,782	$333,890
Receivables, net	2,019,333	2,113,930
Contract assets	161,028	—
Other current assets	60,870	63,116
Total current assets	2,591,013	2,510,936

Property and equipment, net	230,609	230,326
Intangible and other assets	1,486,154	1,494,572
Total assets	$4,307,776	$4,235,834

Liabilities and stockholders’ investment
Current liabilities:
Accounts payable and outstanding checks	$1,064,961	$1,096,664
Accrued expenses:
Transportation expense	111,920	—
Compensation	69,723	105,316
Income taxes	42,781	12,240
Other accrued liabilities	54,025	58,229
Current portion of debt	651,000	715,000
Total current liabilities	1,994,410	1,987,449

Long term debt	750,000	750,000
Noncurrent income taxes payable	25,215	26,684
Deferred tax liability	52,883	45,355
Other long-term liabilities	596	601
Total liabilities	2,823,104	2,810,089

Total stockholders’ investment	1,484,672	1,425,745
Total liabilities and stockholders’ investment	$4,307,776	$4,235,834

Condensed Consolidated Statements of Cash Flow
(unaudited, in thousands, except operational data)

	Three Months Ended March 31,
	2018	2017
Operating activities:
Net income	$142,297	$122,080
Stock-based compensation	18,134	12,318
Depreciation and amortization	24,241	22,431
Provision for doubtful accounts	6,630	3,618
Deferred income taxes	(26)	(2,048)
Excess tax benefit on stock-based compensation	(6,224)	(9,344)
Other	323	485
Changes in operating elements, net of acquisitions:
Receivables	(10,056)	(95,204)
Contract assets	(13,264)	—
Prepaid expenses and other	6,327	(6,049)
Other non-current assets	1,093	(1,016)
Accounts payable and outstanding checks	21,797	47,201
Accrued transportation expenses	17,109	—
Accrued compensation and profit-sharing contribution	(37,867)	(37,864)
Accrued income taxes	35,184	51,949
Other accrued liabilities	(5,128)	(15,861)
Net cash provided by operating activities	200,570	92,696

Investing activities:
Purchases of property and equipment	(11,719)	(13,537)
Purchases and development of software	(3,744)	(3,183)
Acquisitions, net of cash	—	(1,780)
Other	(726)	56
Net cash used for investing activities	(16,189)	(18,444)

Financing activities:
Borrowings on line of credit	2,119,000	2,450,000
Repayments on line of credit	(2,183,000)	(2,450,000)
Net repurchases of common stock	(41,294)	(32,131)
Cash dividends	(65,382)	(64,597)
Net cash used for financing activities	(170,676)	(96,728)
Effect of exchange rates on cash	2,187	4,604

Net change in cash and cash equivalents	15,892	(17,872)
Cash and cash equivalents, beginning of period	333,890	247,666
Cash and cash equivalents, end of period	$349,782	$229,794

	As of March 31,
Operational Data:	2018	2017
Employees	15,101	14,432

Source: C.H. Robinson
CHRW-IR